EXHIBIT 99.2



                Written Statement of the Chief Executive Officer
                          Pursuant to 18 U.S.C. ss.1350



Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Executive Officer of Fresh Brands, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended December 29, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By: /s/ Elwood F. Winn
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    Elwood F. Winn
    President and Chief Executive Officer


March 27, 2003

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350



Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Fresh Brands, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the year ended December 29, 2001 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



By: /s/ S. Patric Plumley
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    S. Patric Plumley
    Senior Vice President, Chief Financial Officer,
    Treasurer and Secretary


March 27, 2003